Exhibit (h)(1)

Form of Amended and Restated
Schedule A
to the
Administration and Fund Accounting Agreement
by and between
Ziegler Lotsoff Capital Management Investment Trust
(f/k/a Lotsoff Capital Management Equity Trust)
and
UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate this Schedule A to the Administration and Fund Accounting Agreement, dated October 29, 2003, by and between Ziegler Lotsoff Capital Management Investment Trust and UMB Fund Services, Inc. as follows:

Name of Funds

Ziegler Lotsoff Capital Management Micro Cap Fund
Ziegler Lotsoff Capital Management Long/Short Credit Fund

Dated as of ______ ____, 2011

ZIEGLER LOTSOFF CAPITAL MANAGEMENT INVESTMENT TRUST

By: ________________________________

Name:

Title:

UMB FUND SERVICES, INC.

By: ________________________________

Name:

Title: